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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF BIG FLOWER HOLDINGS, INC.
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                              As of March 31, 1999

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ENTITY (1)                                                                             JURISDICTION
Big Flower Press Holdings, Inc.                                                        Delaware
  Treasure Chest Advertising Company, Inc. ("TC Advertising")                          Delaware
    Treasure Chest Advertising Company of New York, Inc.                               New York
    Treasure Chest Advertising Holding Company of Texas, Inc.                          Delaware
      Treasure Chest Advertising Company of Texas, Inc.                                Delaware
      Treasure Chest Advertising Company of Nevada, Inc.                               Nevada
    BFP Receivables Corporation                                                        Delaware
    PrintCo., Inc.                                                                     Michigan
    BF Aviation Corp.                                                                  Delaware
  Webcraft, Inc. ("Webcraft")                                                          Delaware
    ColorStream Technologies, Inc.                                                     Delaware
      ColorStream Technologies, L.L.C.                                                 Illinois
      Webcraft Midwest, Inc.                                                           Delaware
    Webcraft Chemicals, Inc. (d/b/a Craig Adhesives & Coatings Co.)                    New Jersey
    KSS Transportation Corporation                                                     New Jersey
    Scanforms, Inc.                                                                    Delaware
    Impco Enterprises, Inc.                                                            Delaware
    Big Flower Limited                                                                 U.K.
      Olwen Direct Mail Limited                                                        U.K.
      Colorgraphic Direct Response Limited                                             U.K.
        Harvey/Hunter Holdings Limited                                                 U.K.
          Colorgraphic (Leicester) Limited                                             U.K.
          Iceberg Marketing Limited                                                    U.K.
        Cobalt Customer Solutions Limited                                              U.K.
        Monitor Transactional Mailing Limited                                          U.K.
  Big Flower Digital Services, Inc.                                                    Delaware
    Laser Tech Color, Inc. ("Laser Tech")                                              Delaware
      Pacific Color Connection                                                         California
      DCS, Incorporated                                                                Delaware
      Gamma One, Inc.                                                                  Delaware
      Enteron Group, Inc.                                                              Illinois
        Master Eagle Graphics Services, Inc.                                           New York
          Master Vu Incorporated                                                       New York
        Revere Photo Platemakers Company                                               Illinois
        Computer Color Graphics, Inc.                                                  Illinois
      Big Flower Digital Services Limited                                              U.K.
        Troypeak Limited                                                               U.K.
          Production Response Limited                                                  U.K.
          Eric Studio Limited                                                          U.K.
          The Admagic Group, Limited                                                   U.K.
            Admagic Limited                                                            U.K.
              Sorcery Print Services Limited                                           U.K.
              Illusion Limited                                                         U.K.
              Smith Cashman Borkett Limited                                            U.K.

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            Admagic Too Limited                                                        U.K.
              Abacus Studios Limited                                                   U.K.
        Pismo Limited (Lifeboat Matey)                                                 U.K.
          Matelot Productions Limited                                                  U.K.
      Imaging Consortium, Inc.                                                         New York
    Columbine JDS Systems, Inc. ("Columbine")                                          Delaware
      Columbine Systems, Inc.                                                          Colorado
        Columbine JDS ABU, Inc.                                                        Delaware
      Columbine Cable Systems, Inc.                                                    Colorado
      JDS Systems, Inc.                                                                Delaware
      Broadcast Systems Software Limited                                               U.K.
        Broadcast Systems Software Pty Limited                                         Austrailia
      CJDS Adserve, Inc.                                                               Delaware
      CJDS Adtraq Inc.                                                                 New Brunswick, CN
      DSI Datatrak Systems, Inc.                                                       Delaware
    Reach America, Inc.                                                                Delaware
    Big Flower Digital Services (Delaware), Inc.                                       Delaware
      Big Flower Digital LLC                                                           Delaware
XL Ventures, Inc.                                                                      Delaware
  XL Ventures (Delaware), Inc.                                                         Delaware
    XL Ventures LLC                                                                    Delaware
Big Flower Trust I                                                                     Delaware
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(1) Each entity is owned directly by the nearest preceding entity which is indented one less position than such entity. The entities listed in the position farthest to the left are owned directly by Big Flower Holdings, Inc.






In addition to the above, Big Flower Leasing LLC and Big Flower Leasing II LLC are each owned by TC Advertising (33%), Webcraft (33%), Laser Tech (17%) and Columbine (17%).




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